Exhibit 10.38

VIRGIN MEDIA INC.

FORM OF RESTRICTED STOCK UNIT AGREEMENT

JSOP SUPPLEMENTARY AWARD

THIS AGREEMENT (this “Agreement”) is made and entered into as of 28 January 2011 (“Grant Date”) by and between Virgin Media Inc., a Delaware corporation (the “Company”), and [NAME] (the Employee”). Unless the context otherwise requires, terms used but not defined herein shall have the same meaning as in the Virgin Media Inc. 2010 Stock Incentive Plan, as amended by Schedule B – the Joint Stock Ownership Plan Sub-Plan (the “Plan”) or in the Employee Joint Ownership Agreement relating to the Plan between the Company and the Employee dated 28 January 2011 (the “EJOA”).

1. Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Employee a maximum of [NUMBER] Restricted Stock Units in connection with the Employee’s simultaneous acquisition of the Second Owner Interest pursuant to Section A of Exhibit A – Annex 1 of the EJOA.

2. Vesting of Restricted Stock Units.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, a number of Restricted Stock Units shall become non-forfeitable if and only if the Employee Exercises the Vested Interest. The number of Restricted Stock Units that shall become non-forfeitable shall be calculated in accordance with Exhibit A.

(b) No Accelerated Vesting. Notwithstanding Section 7(b)(2) of the Plan, the Restricted Stock Units shall not vest or become non-forfeitable upon the occurrence of an Acceleration Event unless the Committee, in its absolute discretion, determines otherwise after the Grant Date.

c) Continuous Employment. For purposes of this Agreement, the continuous employment of the Employee with the Company shall include employment with a Subsidiary Company, Parent Company or Affiliated Entity, and shall not be deemed to have been interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Company by reason of the transfer of the Employee’s employment among the Company, a Subsidiary Company, Parent Company or Affiliated Entity.

3. Forfeiture of Restricted Stock Units.

(a) The Restricted Stock Units that have not theretofore become non-forfeitable shall be forfeited immediately pro rata to the entitlement of the First Owner to acquire the Second Owner’s Interest (or any part thereof) pursuant to Clause 13 of the EJOA.

(b) In the event that the a number of Restricted Stock Units have become non-forfeitable pursuant to Clause 2(a) above, a number of Restricted Stock Units shall be forfeited immediately. The number of Restricted Stock Units that shall be forfeited shall be calculated in accordance with Exhibit I hereto.

(c) In the event of a forfeiture, forfeited Restricted Stock Units shall cease to be outstanding and the Employee shall cease to have right, title or interest in, to or on account of the forfeited Restricted Stock Units or any underlying shares of Common Stock.

4. Settlement of Restricted Stock Units. Upon Restricted Stock Units becoming non-forfeitable in accordance with Section 2 of this Agreement, each such Restricted Stock Unit shall entitle the Employee to, in the discretion of the Committee, one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock determined as of the date on which such Restricted Stock Units become non-forfeitable. Settlement of the Restricted Stock Units shall occur on the “Prescribed Date” as determined by the Committee in its reasonable discretion. If settlement is made in the form of shares of Common Stock, such shares shall be evidenced by book entry registration or by a certificate registered in the name of the Employee.

5. Dividend, Voting and Other Rights. The Employee shall have none of the rights of a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares and accrue or receive any dividends that may be paid thereon until such time, if any, that shares of Common Stock are delivered to the Employee in settlement thereof; provided, that, upon the occurrence of an event set forth in Section 9 of the Plan, the Restricted Stock Units shall be subject to adjustment pursuant to Section 9 of the Plan.

6. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

7. Withholding. It shall be a condition to the vesting of any Restricted Stock Units, the payment of cash hereunder, or the issuance of shares of Common Stock hereunder, as the case may be, that the Employee shall pay, or make provisions for payment of, all income, employment or other tax (or similar) and social security (or similar) withholding requirements in a manner that is satisfactory to the Company for the payment thereof.

8. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee, unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the Employee at the address on file with the Company’s Payroll Department and to the Company at 909 Third Avenue, Suite 2863, New York, NY 10022, or at such other address as may be designated in a notice by either party to the other.

(c) The Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

(d) Any amendment to the Plan or to the EJOA shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s consent, except to the extent necessary to comply with applicable law.

(e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

(f) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(h) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(i) This Agreement is a matter entirely separate from any pension right or entitlement that the Employee may have and from his or her terms and conditions of employment, and, in particular (but without limiting the generality of the foregoing), if the Employee leaves the employment of the Company and any Parent Company, Subsidiary Company or Affiliated Entity or otherwise ceases to be an employee thereof, he or she shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

(j) Except as expressly provided in the Plan, no person who is not a party hereto shall be a third party beneficiary of, or have any rights under, this Agreement.

IN WITNESS WHEREOF, the parties to the Agreement have duly executed and delivered this Agreement as of the date first written above.

VIRGIN MEDIA INC.

By:
Name:	Neil Berkett
Title:	Chief Executive Officer

ACCEPTED AND AGREED

By:
Name:	[NAME]

Date:

Exhibit I [RSU TYPE]

The number of Restricted Stock Units that shall become non-forfeitable shall be ‘N’:

N =	X x Z
FMV

Where:

X	is the lower of:

	A.	the Fair Market Value on the Exercise Date; and
	B.	the Base Amount;

Z	is the number of Shares in respect of which the Second Owner’s Interest is Exercised; and

FMV	is the Fair Market Value on the Exercise Date.

The number of Restricted Stock Units that shall be forfeited shall be ‘F’:

F =	Z – N

Exhibit I [OPTION TYPE]

The number of Restricted Stock Units that shall become non-forfeitable shall be ‘N’:

N =	(X - Y) x Z
FMV

Where:

X	is the lower of:

	A.	the Fair Market Value on the Exercise Date; and
	B.	the Base Amount;

Y	is the Fair Market Value of a Share on the JSOP Award Date;

Z	is the number of Shares in respect of which the Second Owner’s Interest is Exercised; and

FMV	is the Fair Market Value on the Exercise Date.

The number of Restricted Stock Units that shall be forfeited shall be ‘F’:

F =	Z – N